Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(213,192)
Realized Trading Gain (Loss) on Short-Term Investments	(3)
Unrealized Gain (Loss) on Market Value of Futures	134,190
Interest Income	1,524
Total Income (Loss)	$(77,481)

Expenses
General Partner Management Fees	$1,333
Professional Fees	4,995
Brokerage Commissions	289
Non-interested Directors' Fees and Expenses	17
Prepaid Insurance Expense	99
NYMEX License Fee	33
SEC & FINRA Registration Expense	600
Total Expenses	7,366
Expense Waiver	(5,700)
Net Expenses	$1,666
Net Income (Loss)	$(79,147)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/17	$2,872,475
Net Income (Loss)	(79,147)

Net Asset Value End of Month	$2,793,328
Net Asset Value Per Share (200,000 Shares)	$13.97

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612